Exhibit 99.1

MacroGenics Earns $15 Million Milestone Following U.S. FDA Approval of ZYNYZ™ (retifanlimab-dlwr)

Rockville, MD. March 22, 2023 (GLOBE NEWSWIRE) – MacroGenics, Inc. (Nasdaq: MGNX), a biopharmaceutical company focused on developing and commercializing innovative antibody-based therapeutics for the treatment of cancer, today reported that following the U.S. Food and Drug Administration’s (FDA) approval of Incyte’s Biologics License Application (BLA) for ZYNYZ™ (retifanlimab-dlwr), the Company will receive a $15 million milestone payment from Incyte. ZYNYZ, a humanized monoclonal antibody targeting programmed death receptor-1 (PD-1), was previously developed by MacroGenics and licensed to Incyte pursuant to an exclusive global collaboration and license agreement in October 2017.

“The FDA approval of ZYNYZ represents the third approval of a product originating from MacroGenics’ pipeline of proprietary or partnered product candidates,” said Scott Koenig, M.D., Ph.D., President and Chief Executive Officer of MacroGenics. “We are delighted that with the approval of ZYNYZ, there is now an additional option for treating patients with Merkel cell carcinoma, a rare and aggressive type of skin cancer. We also look forward to Incyte’s continued progress in advancing their development of retifanlimab across additional indications and geographies.”

About MacroGenics, Inc.

MacroGenics (the Company) is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc..

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for MacroGenics (“Company”), including statements about the Company’s strategy, future operations, clinical development of the Company’s therapeutic candidates, including initiation and enrollment in clinical trials, expected timing of results from clinical trials, discussions with regulatory agencies, commercial prospects of or product revenues from MARGENZA and the Company’s product candidates, if approved, manufacturing services revenue, milestone or opt-in payments from the Company’s collaborators, the Company’s anticipated milestones and future expectations and plans and prospects for the Company, as well as future global net sales of TZIELD and the Company’s ability to achieve the milestone payments set forth under the terms of the agreement with DRI, and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that TZIELD, vobramitamab duocarmazine, lorigerlimab, ZYNYZ, MARGENZA or any other product candidate’s revenue, expenses and costs may not be as expected, risks relating to TZIELD, vobramitamab duocarmazine, lorigerlimab, ZYNYZ, MARGENZA or any other product candidate’s market acceptance, competition, reimbursement and regulatory actions; our ability to provide manufacturing services to our customers; the uncertainties inherent in the initiation and enrollment of future clinical trials; the availability of financing to fund the internal development of our product candidates; expectations of expanding ongoing clinical trials; availability and timing of data from ongoing clinical trials; expectations for the timing and steps required in the regulatory review process; expectations for regulatory approvals; expectations of future milestone payments; the impact of competitive products; our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates; business, economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict, or public health crises such as the novel coronavirus (referred to as COVID-19 pandemic); and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

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Contacts:
Jim Karrels, Senior Vice President, CFO
1-301-251-5172, info@macrogenics.com
MacroGenics, Inc.